EXHIBIT 10.23


AMENDMENT TO LICENSING AGREEMENT

THIS AMENDMENT AGREEMENT is dated the 24th day of August, 1999 and is made between:

1. TGI Technologies Ltd., a British Columbia company with its office at 107 East 3rd Avenue, Vancouver, British Columbia V5T 1C7, Canada (hereinafter referred to as "TGI"); and

2. POPstar Global Communications Inc., a British Virgin Islands company with its office at KPMG Centre, Tropic Isle Building, P.O. Box 3443, Road Town, Tortola, British Virgin Islands (hereinafter referred to as "POPstar").

WHEREAS:

(A) TGI and POPstar have entered into a licensing agreement dated January 11, 1999 (the "Licensing Agreement").

(B) TGI and POPstar wish to enter into this Agreement under which they agree to clarify certain of the provisions of the Licensing Agreement.

IT IS HEREBY AGREED AS FOLLOWS:

1.   INTERPRETATION

1.1 Except where the context otherwise requires and save as otherwise expressly defined herein, words and expressions defined in the Licensing Agreement shall have the same meanings and construction when used in this Agreement (including the Recitals hereto). All terms defined in these Recitals shall have the same meanings when used throughout this Agreement.

1.2 Except where the context otherwise requires, words importing the singular include the plural and vice versa, words importing a gender includes every gender and references to persons include bodies corporate or unincorporate, any state or agency thereof and any other entity.

1.3  Headings are for ease of reference only and have no legal effect.

1.4 Except where the context otherwise requires, references to any person include its successors and permitted assigns.


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1.5 A  reference  to a  document  includes  any  agreement  in  writing,  or any certificate, notice, instrument or other document of any kind and shall include all amendments or supplements to, or replacements or novations of that document.

2.   AMENDMENTS TO THE LICENSING AGREEMENT

2.1 The parties hereby agree and acknowledge that the Licensing Agreement shall be amended in the following manner with effect from the date of the Licensing
Agreement:

Schedule B to the Licensing Agreement be deleted and the attached Schedule B substituted therefor.

3.   MISCELLANEOUS

3.1 This Agreement is supplemental to and shall be read in conjunction with the Licensing Agreement which, save for those provisions which are modified hereby or inconsistent with the terms contained herein, shall continue in full force and effect. Subject to the foregoing, any reference to the Licensing Agreement shall accordingly be deemed to include this Agreement.

3.2 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions. The parties hereto hereby submit to the jurisdiction of the courts located in the Province of British Columbia.

3.3 This Agreement may be signed in one or more counterparts, all of which taken together shall constitute an entire agreement.


IN WITNESS WHEREOF this Agreement has been duly executed the day and year first above written.

TGI TECHNOLOGIES LTD.                         POPSTAR GLOBAL COMMUNICATIONS INC

Signature: /s/ John McDermott                 Signature: /s/ Thompson Chu

By:        John McDermott                     By:        Thompson Chu

Title:     President                          Title:     Chairman



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                                   SCHEDULE B

                               BASIS FOR FEE RATE

1.1  Fee Rate and Base

(a) For each unit of the Core Software sublicensed to customers by POPstar or its distributors, or activities related thereto, POPstar shall pay to TGI a fee based on a percentage amount of Net Revenues in relation to the Core Software.

(b) For the purposes of this Agreement, "Net Revenues" means revenues in relation to POPstar's commercial activities relative to the Core Software either licensed on a stand-alone basis or as bundled in a service offering with the Enhancements or other service offerings of POPstar in relation to fax propagation over the Internet including, without limitation, gross receipts on account of the license fees in relation to the Core Software, or licensing of the Core Software as embedded in Enhancements to on-ramp or off-ramp internet service providers, revenues derived from services provided by settlement agencies to POPstar, marketing or advertising revenue derived therefrom, linking agreements, co-marketing arrangement, reseller or system integrator agreements, or hosting services less any end user discounts thereto and less any sales, use, value-added, excise, withholding or any other tax duties or charges collected by any governmental authority as well as all shipping, insurance or other charges.

The fees on account of the Core Software are based on a declining scale over time to reflect the replacement of the Core Software (on which fees are payable) with Enhancements (on which fees are not payable). The fees are payable as follows:

(a)  1999 - 8% of Net Sales of the Core Software.

(b)  2000 - 6% of Net Sales of the Core Software.

(c)  2001 - 4% of Net Sales of the Core Software.

(d)  2002 - 2% of Net Sales of the Core Software.

Years are calendar years. No fees are payable after December 31, 2002.

1.2 Minimum Fee - During each calendar quarter the Agreement is in effect, POPstar shall pay TGI fees not less the annual sums set below on account of this Agreement (the "Minimum Fee"). Failure by POPstar to



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pay the Minimum Fees in two consecutive  calendar quarters shall be a default of this Agreement on the part POPstar entitling TGI upon written notice to POPstar to designate the exclusive territory for the commercialization of the Core Software by POPstar as non-exclusive territory, but giving rise to no other remedies in and of itself. POPstar shall have the option, at any time to pay the deficiency between the amount actually paid and the Minimum Fee due in order to maintain the exclusive grant of license in the world.

The Minimum Fees on account of the Core Software are based on a declining scale over time to reflect the replacement of the Core Software (on which fees are payable) with Enhancements (on which fees are not payable). The annual Minimum Fees are payable as follows:

(a)  1999 - $ 400,000

(b)  2000 - $ 600,000

(c)  2001 - $ 500,000

(d)  2002 - $ 500,000 .

All sums are in United States currency. Years are calendar years. No fees are payable after December 31, 2002.